Exhibit 10.14

AMENDMENT TO PROMISSORY NOTE
This amendment (this “Amendment”) to the convertible promissory note (the “Promissory Note”), dated February 28, 2023, by and between ARYA Sciences Acquisition Corp IV., a Cayman Islands exempted company and blank check company (the “Maker”) and ARYA Sciences Holdings IV, a Cayman Islands exempted company (the “Payee”) is made as of February 13, 2024, by and between the Maker and the Payee.
WHEREAS, pursuant to Section 6(a) of the Promissory Note, the failure by the Maker to perform its obligations with respect to the conversion of up to $1,380,000 of the Total Principal Amount of the Note, in whole or in part at the option of the Payee, into Private Placement Shares, shall constitute an Event of Default (the “Conversion Event of Default”);
WHEREAS, pursuant to Section 8(a) of the Promissory Note, the Payee shall have the option, but not the obligation, to convert up to $1,380,000 of the Total Principal Amount of the Note, in whole or in part at the option of the Payee, into Class A ordinary shares of the Maker, at a conversion price of $10.00 (the “Conversion”);
WHEREAS, pursuant to Section 17 of the Promissory Note, any amendment to the Promissory Note may be made with, and only with, the written consent of the Maker and the Payee; and
WHEREAS, the Maker and the Payee now wish to enter into this Amendment to the Promissory Note (i) to revise the terms of the Conversion Event of Default and (ii) to revise the terms of the Conversion.
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker and the Payee hereby agree to amend the Promissory Note as follows:
1. Amendment to Section 6(a) of the Promissory Note.  Section 6(a) of the Promissory Note is hereby amended and restated as follows:
6. Events of Default. Each of the following shall constitute an event of default (“Event of Default”):
(a) Failure to Make Required Payments. Failure by the Maker to pay all or a portion of the Total Principal Amount due pursuant to this Note (to the extent such amount is payable in cash) within five (5) business days of the Maturity Date and/or, if applicable, failure by the Maker to perform its obligations with respect to the conversion up to the Total Principal Amount of this Note, in whole or in part at the option of the Payee, into Private Placement Shares pursuant to Section 5 hereof.

2. Amendment to Section 8(a) of the Promissory Note.  Section 8(a) of the Promissory Note is hereby amended and restated as follows:
8. Conversion
(a) Optional Conversion. Upon consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert up to the Total Principal Amount of this Note, in whole or in part at the option of the Payee, into Class A ordinary shares in the capital of the Maker (each, an “Ordinary Share”), at a conversion price of $10.00 per Ordinary Share. The Ordinary Shares shall be identical to the private placement shares issued to the Sponsor at the time of the Maker’s IPO (the “Private Placement Shares”). As promptly as reasonably practicable after notice by the Payee to the Maker to convert the principal balance of this Note, in whole or in part, into Private Placement Shares, which notice must be made at least five (5) business days prior to the consummation of the Business Combination, and after the Payee’s surrender of this Note, the Maker shall have issued and delivered to the Payee, without any charge to Payee, a share certificate or certificates (issued in the name(s) requested by the Payee), or shall have made appropriate book-entry notation on the books and records of the Maker, in each case for the number of Private Placement Shares of the Maker issuable upon the conversion of this Note. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Private Placement Shares upon such conversion shall be treated for all purposes as the record holder or holders of such Private Placement Shares as of such date. Each such newly issued Private Placement Share shall include a restricted legend that contemplates the same restrictions as the Private Placement Shares that were issued to Payee in connection with the IPO. The Private Placement Shares issuable pursuant to this Note shall constitute “Registrable Securities” pursuant to that certain Registration and Shareholder Rights Agreement, dated March 2, 2021, by and among the Maker, the Payee and certain other security holders named therein.
3. Note.  The term “Note” as used in the Promissory Note shall hereafter mean the Promissory Note as amended by this Amendment.
4. Effect of Amendment.  Except as expressly modified by this Amendment, the Promissory Note is not being amended or modified hereby and shall remain in full force and effect in accordance with all of the terms and conditions thereof and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment will not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Note or any other document relating to the Promissory Note.

5. Miscellaneous.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.
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IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, hereby consent to this amendment and have caused this amendment to be executed by the undersigned to be effective as of the day and year first above written.
Maker:

ARYA SCIENCES ACQUISITION CORP IV

By:	/s/ Adam Stone
Name:	Adam Stone
Title:	Chief Executive Officer

Payee:

ARYA SCIENCES HOLDINGS IV

By:	/s/ Sam Cohn
Name:	Sam Cohn
Title:	Secretary